Exhibit F-1

[KeySpan Letterhead]

August 6, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

        KeySpan Energy Canada Partnership (“KECP”), an indirect non-utility subsidiary of KeySpan Corporation (“KeySpan”), a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the “Act”) and KeySpan Energy Facilities Limited (“KEFL”), an indirect non-utility subsidiary of KeySpan (collectively, the “Applicants”), have applied to the Securities and Exchange Commission (the “Commission”) for authority to acquire voting securities of Rimbey Pipe Line Co. Ltd. (the “Transaction”) pursuant to the terms described in the Application/Declaration on Form U-1/A, File No. 70-10126 (the “Application”). This opinion is furnished in connection with Applicants’ filing of the Application with the Commission under the Act in connection with the Transaction.

        I am general counsel to KeySpan and have acted as counsel to the Applicants in connection with the filing of the Application.

        In connection with this opinion, either I or attorneys under my supervision in whom I have confidence have examined originals or copies, certified or otherwise identified to my satisfaction, of such records and such other documents, certificates and corporate or other records as I have deemed necessary or appropriate as a basis for the opinions expressed in this letter. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to me as original and the conformity to the original documents of all documents submitted to me as copies. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the statement contained in the Application.

        The opinions expressed below with respect to the proposed Transaction described in the Application are subject to the following assumptions, qualifications, limitations, conditions and exceptions:

        A.   The proposed Transaction shall have been duly authorized and approved, to the extent required by the governing organizational documents and applicable laws, by the governing bodies of the Applicants and Rimbey Pipe Line Co. Ltd. ("Rimbey") or of the appropriate parent and/or subsidiary, as the case may be.

        B.   No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed below.

        C.   All required approvals, authorizations, consents, certificates, rulings and orders, if any, of, and all filings and registrations, if any, with, all applicable foreign, federal and state commissions and regulatory authorities with respect to the Transaction proposed in the Application shall have been obtained or made, as necessary, and shall have become final and unconditional in all respects and shall remain in effect (including the approval and authorization of the Commission under the Act) and such Transaction shall have been accomplished in accordance with all such approvals, authorizations, consents, certificates, orders, filings and registrations, if any.

        D.   The Commission shall have duly entered an appropriate order with respect to the proposed Transaction as described in the Application granting and permitting the Application to become effective under the Act and the rules and regulations thereunder.

        E.   Appropriate corporate actions will have been taken by both the issuer and acquirer of the securities contemplated by the Application and the documents transferring the securities will have been duly authorized, executed and delivered with all appropriate transfer or other taxes paid.

        F.   The parties shall have obtained all material consents, waivers and releases, if any, required for the proposed Transaction under all applicable governing organizational documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits.

        G.   For purposes of the opinions set forth in paragraphs 2, 3, 4 and 5 below, I have relied upon the opinion of Macleod Dixon, LLP which is attached hereto as Attachment 1.

        Based on the foregoing and subject to the assumptions, qualifications, limitations, conditions and exceptions set forth herein, I am of the opinion that, in the event the proposed Transaction is consummated in accordance with the Application:

        1.   All U.S. state and federal laws applicable to the proposed Transaction will have been complied with;

        2.   KECP is a general partnership validly organized, duly existing and in good standing in Alberta, Canada. KEFL is a corporation validly organized, duly existing and in good standing in Alberta Canada. Rimbey is a corporation validly organized, duly existing in good standing in Alberta, Canada;

        3.   Any securities to be issued will, in the case of stock, be validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the applicable articles of incorporation or other document defining such rights and privileges.

        4.   The Applicants will legally acquire the securities of Rimbey subject to the terms of the acquisition documents as stated in the Application.

        5.   The consummation of the proposed Transaction will not violate the legal rights of the holders of any securities issued by the Applicants, or by any associate company thereof.

        I am a member of the State Bar of New York and do not purport to be an expert on, nor do I opine as to, the laws of any jurisdiction other than the State of New York and the federal laws of the United States of America. I hereby consent to the use of this opinion as an exhibit to the Application.

Very truly yours,

______/s/_________
John J. Bishar, Jr.
General Counsel

ATTACHMENT 1

[MACLEOD DIXON LLP Letterhead]

August 6, 2003

KeySpan Corporation
One Metro Tech Center
Brooklyn, New York 11201

Attention:  Mr. John J. Bishar, Jr.
            General Counsel

Dear Sir:

        KeySpanEnergy Canada Partnership (“KECP”), an indirect non-utility subsidiary of KeySpan Corporation (“KeySpan”), a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the “Act”) and KeySpan Energy Facilities Limited (“KEFL”), an indirect non-utility subsidiary of KeySpan (collectively, the “Applicants”), have applied to the Securities and Exchange Commission (the “Commission”) for authority to acquire voting securities of Rimbey Pipe Line Co. Ltd. (the “Transaction”) pursuant to the terms described in the Application/Declaration on Form U-1A, File No. 70-10126 (the “Application”).

        We are Canadian counsel to KECP and KEFL.

        The opinions expressed below with respect to the proposed Transaction described in the Application are subject to the following assumptions, qualifications, limitations, conditions and exceptions:

        A.   The proposed Transaction shall have been duly authorized and approved, to the extent required by the governing organizational documents and applicable laws, by the governing bodies of the Applicants and Rimbey Pipe Co. Ltd. ("Rimbey") or of the appropriate parent and/or subsidiary, as the case may be.

        B.   No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed below.

        C.   All required approvals, authorizations, consents, certificates, rulings and orders, if any, of, and all filings and registrations, if any, with, all applicable foreign, federal and state commissions and regulatory authorities with respect to the Transaction proposed in the Application shall have been obtained or made, as necessary, and shall have become final and unconditional in all respects and shall remain in effect (including the approval and authorization of the Commission under the Act) and such Transaction shall have been accomplished in accordance with all such approvals, authorizations, consents, certificates, orders, filings and registrations, if any.

        D.   Appropriate corporate actions will have been taken by both the issuer and acquirer of the securities contemplated by the Application and the documents transferring the securities will have been duly authorized, executed and delivered with all appropriate transfer or other taxes paid.

        E.   The parties shall have obtained all material consents, waivers and releases, if any, required for the proposed Transaction under all applicable governing organizational documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits.

        Based on the foregoing and subject to the assumptions, qualifications, limitations, conditions and exceptions set forth herein, we are of the opinion that, in the event the proposed Transaction is consummated in accordance with the Application:

             1.  KECP is a general partnership validly organized, duly existing and in good standing in Alberta, Canada. KEFL is a corporation validly organized, duly existing and in good standing in Alberta, Canada. Rimbey is a corporation validly organized, duly existing and in good standing in Alberta, Canada.

             2.   Any securities to be issued will, in the case of stock, be validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the applicable articles of incorporation or other document defining such rights and privileges.

             3.  The Applicants will legally acquire the securities of Rimbey subject to the terms of the acquisition documents as stated in the Application.

             4.  The consummation of the proposed Transaction will not violate the legal rights of the holders of any securities issued by the Applicants, or by any associate company thereof.

Yours truly,

MACLEOD DIXON LLP

_____/s/______

per: James G. McKee